                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                  VIATEL, INC.


                       12 3/4% SENIOR EURO NOTES DUE 2008



    This form or one substantially equivalent hereto must be used to accept the exchange offer of Viatel, Inc. (the "Issuer" or the "Company") made pursuant to the Prospectus, dated August 30, 2000 (the "Prospectus"), if certificates (as applicable) for outstanding 12 3/4% Senior Euro Notes Due 2008 of the Issuer (which have been deposited with a custodian for, and registered in the name of, The Depository Trust Company ("DTC"), Euroclear or Clearstream (formerly Cedelbank), as the case may be (each a "Book-Entry Transfer Facility"), or any of their respective nominees) (the "Existing Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent"), prior to 5:00 P.M., New York City time (10:00 P.M., London time), on the Expiration Date of the exchange offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the exchange offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Existing Notes (the "Letter of Transmittal") must also be received by the Exchange Agent prior to 5:00 P.M., New York City time (10:00 P.M., London time), on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.


               DELIVERY TO: The Bank of New York, EXCHANGE AGENT


                                FOR DTC PORTION



  BY REGISTERED MAIL OR OVERNIGHT              BY HAND DELIVERY:                   FOR INFORMATION CALL:
               CARRIER:                                                                (212) 815-6331

        The Bank of New York                  The Bank of New York             FACSIMILE TRANSMISSION NUMBER:
  101 Barclay Street, Floor 7 East             101 Barclay Street                      (212) 815-6339
      New York, New York 10286          Corporate Trust Services Window
     Attn: Santino Ginocchietti                   Ground Level                     CONFIRM BY TELEPHONE:
       Reorganization Section               New York, New York 10286                   (212) 815-6331
                                           Attn: Santino Ginocchietti
                                             Reorganization Section



                      FOR EUROCLEAR OR CLEARSTREAM PORTION



BY REGISTERED MAIL, HAND DELIVERY OR OVERNIGHT CARRIER:                    FOR INFORMATION CALL:
                  The Bank of New York                                     011 44 207 964-7284 or
                   Lower Ground Floor                                       011 44 207 964-7235
                    30 Cannon Street                                   FACSIMILE TRANSMISSION NUMBER:
                         London                                            011 44 207 964-6369 or
                        EC4M 6XH                                            011 44 207 964-7294
          Attention: Linda Read or Emma Wilkes                             CONFIRM BY TELEPHONE:
                                                                           011 44 207 964-7284 or
                                                                            011 44 207 964-7235


    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE,

OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE,

                     WILL NOT CONSTITUTE A VALID DELIVERY.

                PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.


       CERTIFICATE NUMBER(S)
      (IF KNOWN) OF EXISTING
   NOTES OR NAME OF AND ACCOUNT                                                    AGGREGATE PRINCIPAL
     NUMBER AT THE APPLICABLE                AGGREGATE PRINCIPAL                     AMOUNT TENDERED
   BOOK-ENTRY TRANSFER FACILITY              AMOUNT REPRESENTED                    (IF LESS THAN ALL)*


* Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Existing Notes.

 ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

X
     ---------------------------------------------------------  -----------------------------

     ---------------------------------------------------------  -----------------------------
     Signature(s) of Owner(s)                                   Date
     or Authorized Signatory

    Area Code and Telephone Number: _______________________

    Must be signed by the holder(s) of Existing Notes as their name(s) appear(s) on certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

                                   GUARANTEE
                    (Not to be used for signature guarantee)


    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Existing Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC, Euroclear or Clearstream, as the case may be, pursuant to the procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.


                Name of Firm                               Authorized Signature

                   Address                                         Title

                                                                   Name:
                  Zip Code                                (Please Type or Print)

           Area Code and Tel. No.                                 Dated:

NOTE: DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM. CERTIFICATES
      FOR EXISTING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time (10:00 P.M. London time), on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.



2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC, Euroclear or Clearstream (formerly Cedelbank), as the case may be, whose name appears on a security position listing as the owner of Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.



    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of DTC, Euroclear or Clearstream (formerly Cedelbank), as the case may be, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the applicable Book-Entry Transfer Facility's security position listing.


    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.